[OBJECT OMITTED] ClickSoftware

                         PERSONAL EMPLOYMENT AGREEMENT


THIS PERSONAL EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 15 day of March 2005, by and between ClickSoftware Technologies Ltd., a company formed and existing under the laws of the State of Israel, of 34 Habarzel St. Tel-Aviv (the "Company"), and David Schapiro residing at 36 Macabi St., Raanana, Israel (the "Employee").


WHEREAS the Employee has been working for the Company since September 1, 1996 and the Company and Employee wish to modify the terms of Employee's employment with the Company and replace Employee's prior employment agreement with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, it is agreed as follows:

1.       EMPLOYMENT

         1.1. The Company shall employ the Employee and the Employee on the terms and conditions set forth herein. The Employee shall serve as Executive Vice President, Market & Products of the Company reporting to the Company's CEO, and shall perform such duties, undertake such responsibilities and exercise such authority as are normally commensurate with such position.

         1.2. The Employee undertakes to devote his full business time, attention, skill, and effort exclusively to the performance of his duties in the Company and undertakes not to engage, whether as an employee or otherwise, in any business or commercial activities, whether or not for compensation, during his employment, without the prior written consent of the Company, provided however, that Employee may be involved in passive private investments activities and in after work hours, and activities in charitable, cultural or professional organizations.

         1.3. This Agreement is a personal agreement, and the position the Employee is to hold within the Company is a management position which requires a special measure of personal trust, as such terms are defined in the Working Hours and Rest Law 5711 - 1951, as amended (the "Law"). In light of this relationship of trust, the provisions of the Law, or any other similar law which may apply, will not apply to the performance by the Employee of his duties hereunder. Thus, the Employee may be required, from time to time and according to the work load demanded of him, to work beyond the regular working hours and the Employee shall not be entitled to any further compensation other than as specified in this Agreement.

2. SALARY, BONUSES AND OPTIONS

         2.1. In consideration for the Employee's services hereunder, the Company will pay to the Employee during the term of this Agreement, a monthly salary in the amount of NIS 45,000 (hereinafter referred to as the "Salary") payable no later than the ninth day of the month following the month for which the salary is paid.

         2.2. The Employee may be eligible to receive a bonus (the "Bonus") for each full fiscal year of employment, subject to the approval of the Board of Directors or such committee of the Board nominated by the Board.

         2.3. Employee's stock options that were granted prior to or that are granted subsequent to the date of this Agreement shall be subject to all of the terms and conditions of the Company's stock option plan. Notwithstanding anything in this Agreement or in any other agreement between the parties hereto to the contrary, in case of Change in Control (as defined in Section 2.4) 50% of all of the options to purchase shares of the Company then held by the Employee, that have not already vested under their original vesting schedule, shall become vested and exercisable upon such Change in Control and all remaining options to purchase shares of the Company then held by the Employee that have not already vested under their original vesting schedule, shall continue to vest in accordance with their original vesting schedule and, without limitation, shall become vested and exercisable upon the earlier of (a) six months after the Change of Control, or (b) termination of this Agreement by the Company without Cause, or (c) termination of this Agreement by the Employee due to an adverse change in Employee's scope of responsibility or compensation terms.

         2.4. "Change in Control" means: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or
                  (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.




3.       EMPLOYEE BENEFITS AND BUSINESS EXPENSES

         3.1. Employee shall be entitled to receive annual vacation time of 20 working days per year. Such vacation time may, at the Employee's option, be carried forward subject to the provisions of applicable law or redeemed in whole or in part upon mutual agreement by Company and the Employee based on the Employee's then current Salary.

         3.2. Employee shall be entitled to sick pay in accordance with applicable law.

         3.3. The Company shall insure the Employee under a pension plan commonly known as `Manager's Insurance Scheme' (the "Managers Insurance") chosen by the Employee with the Company's consent which may not be unreasonably withheld, as follows: (i) the Company shall pay an amount equal to 5% of the Employee's Salary towards the Managers Insurance for the Employee's benefit and shall deduct 5% from the Employee's Salary and pay such amount towards the Managers Insurance for the Employee's benefit; (ii) the Company shall pay an amount equal to 8 1/3% of the Employee's Salary towards a fund for severance compensation; and (iii) the Company shall pay an amount of up to 2 1/2% of the Employee's Salary towards disability insurance.

         3.4. The Company and the Employee shall open and maintain a continuing education fund (`Keren Hishtalmut') (the "Fund") as is common in Israel's labor market. The Company shall contribute to such Fund an amount equal to 7 1/2% of each monthly Salary payment, and the Employee shall contribute to such Fund an amount equal to 2 1/2% of each monthly Salary payment.

         3.5. The Managers Insurance and the Fund (together with all amounts contributed by the Company) shall be transferred to the Employee in full, upon any termination of the Employee's employment under any circumstances, except that upon termination for "Cause", Employee shall not be entitled to receive any amounts contributed by the Company to the Managers Insurance with respect to severance.

         3.6. The Company shall provide the Employee with the full-time use of a car in accordance with the Company's policies. The Company shall bear all of the fixed and variable maintenance and other costs, including but not limited to licenses, insurance, gas and repairs, except for fines in respect of traffic offenses.

         3.7. The Company will reimburse Employee for all reasonable business expenses actually incurred by Employee in performing his duties hereunder or otherwise promoting the business of the Company, upon presentation by Employee, from time to time, of an itemized account of such expenses substantiated by appropriate receipts.

         3.8. The Company shall withhold or charge the Employee with all taxes and other compulsory payments as required under law in respect of, or resulting from, the compensation paid to or received by him and in respect of all the benefits that the Employee is or may be entitled to.

         3.9. The Company shall provide Employee with a cellular phone and shall bear all the expenses with respect thereto.

         3.10. The Company shall enter into an indemnification agreement with Employee in a customary form and shall procure D&O insurance for the Employee to the extent provided for the Company's directors and its CEO.


4.       TERMINATION

         4.1. This Agreement shall replace Employee's prior employment agreement and continue until terminated by the Company or the Employee pursuant to the provisions of this Section 4.

         4.2. The Company may terminate this Agreement without advance notice for "Cause". Termination for "Cause" shall mean termination by the Company because of: (i) the Employee's conviction of a felony involving moral turpitude, or (ii) the Employee's material breach of Section 5 hereof or (iv) the embezzlement of funds of the Company by the Employee or
                  (v) the Employee's engaging in willful misconduct which is intended to cause monetary or other material injury to the Company.

         4.3. Either party may terminate this Agreement for any reason by providing three (3) months prior written notice thereof. In the event of termination of this Agreement by either party for any reason other than for "Cause" as defined in Section 4.2, then without limitation of the right to receive severance under the law and the right to receive all of the compensation provided in Sections 2 and 3 of this Agreement until the end of the notice period, the Employee shall continue to receive, subject to his compliance with his covenants under Section 5, all of the compensation provided in Sections 2 and 3 of this Agreement for an additional period of three (3) months after the end of the notice period and termination of the Agreement, and during such period Employee shall not be required to work for the Company.

         4.4. Upon termination of this Agreement, for whatever reason, other than termination for Cause, the Employee shall be entitled to receive severance pay from the Company which will be the higher of (A) the severance amount due to Employee in accordance with applicable law or (B) a severance amount in an amount equivalent to 100% (one hundred percent) of the Employee's monthly Salary during the last month of employment; multiplied by the number of years, including parts of years, of his employment with the Company (including the notice period referred to in Section 4.3 above), in each of (A) and (B), less the amounts accumulated to the benefit of the Employee with the Managers Insurance pursuant to payments by the Company on account of severance pay.


5.       UNFAIR COMPETITION AND SOLICITATION

         5.1. The Employee acknowledges that the provisions of this Undertaking are reasonable and necessary to legitimately protect the Company's Proprietary Information, its property (including intellectual property) and its goodwill (the "Company's Major Assets"). The Employee further acknowledges that he/she has carefully reviewed the provisions of this Undertaking, he/she fully understands the consequences thereof and he/she has assessed the respective advantages and disadvantages to him/her of entering into this Undertaking. In light of the above provisions, the Employee undertakes:

                  5.1.1. That during the term of his/her employment in the Company and for a period of twelve (12) months thereafter, he/she shall not engage,

                  5.1.2. establish, open or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work

                  5.1.3. or any other activity which is reasonably likely to involve or require the use of any of the Company's Major Assets.


         5.2 That during the term of his/her employment in the Company and for twelve (12) months thereafter, not to induce any employee of the Company or of any of its, parent subsidiary or affiliated companies to terminate such employee's employment therewith.

         5.3 The Employee acknowledges that given his access to information regarding the Company, the provisions of this
                  Section 5 are reasonable and necessary to protect the Company's business. The provisions of this Section 5 shall survive the termination of this Agreement for the time periods set forth herein.

         5.4 The Employee shall execute the Company's standard confidentiality agreement in the form of Exhibit B.


6.       ASSIGNMENT

         Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by either party hereto, their beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal personal representative.

7.       NOTICE

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one business day after being sent by fax or five (5) business days after being sent by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement or last given by each party to the other.

8.       MISCELLANEOUS

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement. The provisions of this Agreement shall be deemed several and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

9.       GOVERNING LAW AND ARBITRATION

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the applicable courts in Tel-Aviv. In the event of any controversy or dispute between the parties with respect to the content, effect or interpretation of this Agreement the parties shall attempt in good faith to amicably resolve any differences between them, provided that in any such attempt the party representing the Company shall be no less senior than the CEO of the Company. In the event that the parties are not able to resolve such controversy or dispute, then any such dispute or controversy shall be resolved by arbitration, initiated by either party and held in Tel Aviv, Israel, in the English language. If the parties are not able to agree on the identity of the arbitrator within 10 days after either party initiates the arbitration, then the arbitrator shall be determined by the Chairman of the Beaurue of Accountants in Israel. The arbitrator shall be bound by, and render its decision only on the basis of, substantive Israeli law, however he shall not be bound by the rules of procedure of Israeli law. Without limitation of the foregoing, each party shall be entitled to submit its arguments to the arbitrator. The arbitrator's decision shall be in writing and shall include the reasons for its conclusions.

10.      ENTIRE AGREEMENT

         This Agreement constitutes the entire Employment Agreement between the parties hereto and supersedes all prior agreement, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.


IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.



ClickSoftware Technologies Ltd.                   Employee:

By:
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        Moshe Ben Bassat, CEO